Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernardo Hees, David H. Knopf, and Vince Garlati his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to sign the Annual Report on Form 10-K of The Kraft Heinz Company for its fiscal year ended December 29, 2018 and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Annual Report on Form 10-K has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernardo Hees	Chief Executive Officer	June 5, 2019
Bernardo Hees	(Principal Executive Officer)

/s/ David H. Knopf	Executive Vice President and Chief Financial Officer	June 5, 2019
David H. Knopf	(Principal Financial Officer)

/s/ Vince Garlati	Vice President, Global Controller	June 5, 2019
Vince Garlati	(Principal Accounting Officer)

/s/ Alexandre Behring	Chairman of the Board	June 5, 2019
Alexandre Behring

/s/ John T. Cahill	Vice Chairman of the Board	June 5, 2019
John T. Cahill

/s/ Gregory E. Abel	Director	June 5, 2019
Gregory E. Abel

/s/ Tracy Britt Cool	Director	June 5, 2019
Tracy Britt Cool

/s/ Feroz Dewan	Director	June 5, 2019
Feroz Dewan

/s/ Jeanne P. Jackson	Director	June 5, 2019
Jeanne P. Jackson

/s/ Jorge Paulo Lemann	Director	June 5, 2019
Jorge Paulo Lemann

/s/ John C. Pope	Director	June 5, 2019
John C. Pope

/s/ Marcel Herrmann Telles	Director	June 5, 2019
Marcel Herrmann Telles

/s/ Alexandre Van Damme	Director	June 5, 2019
Alexandre Van Damme

/s/ George Zoghbi	Director	June 5, 2019
George Zoghbi